R. GARDNER JOLLEY
WILLIAM R. URGA
BRUCE L. WOODBURY
THOMAS J. STANDISH
BRIAN E. HOLTHUS
MARTIN A. LITTLE
L. CHRISTOPHER ROSE

CHRISTOPHER D. CRAFT
DAVID J. MALLEY
REBECCA P. KERN
TERESA M. KRPATA
JENNIFER POYNTER-WILLIS
ALEXANDER VILLAMAR
MELISSA L. WAITE
ANNA JANE ZARNDT

OF COUNSEL
CHARLES T. COOK
MICHAEL R. BROOKS
ROGER A. WIRTH
KATHRYN STRYKER WIRTH

JOLLEY URGA WIRTH WOODBURY & STANDISH

ATTORNEYS AT LAW

3800 HOWARD HUGHES PARKWAY
SIXTEENTH FLOOR
WELLS FARGO TOWER
LAS VEGAS, NEVADA 89169
TELEPHONE (702) 699-7500
FACSIMILE (702) 699-7555

www.juww.com
E-MAIL: mail@juww.com

BOULDER CITY OFFICE
1000 NEVADA WAY
SUITE 105
BOULDER CITY, NEVADA
89005
(702) 293-3674

BILL SPOHRER, CLM, SPHR
DIRECTOR OF ADMINISTRATION

May 5, 2008

Yanglin Soybean, Inc.
99 Fan Rong Street
Jixian County
Heilongjiang 155900
People's Republic of China

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel for Yanglin Soybean, Inc., a Nevada corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the above-referenced Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale by the Selling Shareholders named in the Registration Statement of up to 7,000,000 shares of common stock issuable upon conversion of the same number of shares Series A Convertible Preferred Stock (collectively the "Shares").

In connection with the preparation of the Registration Statement, we have reviewed the following: (a) the Company's Restated Articles of Incorporation; (b) the Company's Bylaws; (c) the Series A Convertible Preferred Stock Purchase Agreement dated as of October 3, 2007 and related Registration Rights Agreement dated as of October 3, 2007 (the capitalized terms in this sentence having the same meaning as in the Registration Statement) and copies of Resolutions of the Company's Board of Directors and such other corporate records and documents, and such other certificates or comparable documents of public officials and of officers and representatives of the

Company, and have made such other investigations as we deem necessary in order to express the opinions set forth below.

The law covered by the opinions expressed herein are expressly limited to the Nevada general corporation law, the provisions of t he Nevada Constitution, and reported judicial decisions interpreting those laws and the federal law of the United States (the "Covered Law"). To the extent that the law of any other jurisdiction other than those mentioned in the prior sentence impact the opinions expressed herein, we assume in our opinions that such law is the same as the Covered Law. No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under conflicts of law principles or otherwise. We express no opinion except as expressly set forth below and no opinion shall be implied. The opinions expressed herein are opinions of legal matters and not factual matters.

In rendering the opinions expressed herein, we have further assumed: (a) the genuineness of all signatures on all documents examined by us; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (d) the legal capacity of all natural persons.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that such of the Shares as have been issued have been duly authorized and are validly issued, fully paid, and non-assessable, and such of the Shares as are issuable in the future have been duly authorized and will be validly issued, fully paid, and non-assessable when issued pursuant to the terms of the Series A Convertible Preferred Stock and other agreements pursuant to which such Shares are issuable.

Our opinions set forth above are subject to: (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganizations, moratorium, and similar laws relating to or affecting creditors rights generally; (b) general equitable principles (whether considered in a proceeding in equity or at law); and (c) an implied covenant of good faith and fair dealing.

Our opinions are given as of the effective date of the Registration Statement, and we undertake no obligation and hereby disclaim any obligation to advise upon any change in law, facts, or circumstances, occurring after the date thereof, except in any additional or supplemental opinions that we may render with respect to the Selling Shareholder Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon the filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm under the heading "Legal Matters" in the

prospectus contained within the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. We express no opinion as to any matters not expressly set forth herein.

Very truly yours,

JOLLEY URGA WIRTH WOODBURY & STANDISH

Jolley Urga Wirth Woodbury & Standish